AMENDMENT TO FORBEARANCE AGREEMENT

     This Amendment to Forbearance Agreement (this "Amendment"), dated this 15th day of February, 2000, is by and among ImageMax, Inc. ("Borrower"), a Pennsylvania corporation, the undersigned subsidiaries of Borrower (collectively, along with Borrower, the "Company Affiliates"), First Union National Bank ("First Union"), successor by merger to CoreStates Bank, N.A., a national bank, for itself and as agent pursuant to the Credit Agreement described below (in such capacity, the "Agent"), and Commerce Bank, N.A. ("Commerce"), a national bank and one of the "Banks" under the Credit Agreement described below.

                                   BACKGROUND

     A. Pursuant to the terms and subject to the conditions set forth in that certain Credit Agreement, dated as of March 30, 1998, among Borrower, the undersigned subsidiaries of Borrower, Agent, for itself and in such capacity, Commerce Bank, N.A. and any other banks becoming a party thereto, as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of June 9, 1998 among Company Affiliates, First Union and Agent, and that certain Amendment No. 2 to Credit Agreement dated as of November 16, 1998 among Company Affiliates, First Union, Agent and Commerce (as amended, the "Credit Agreement"), Banks established a revolving credit facility for Company Affiliates pursuant to which Banks severally agreed, subject to and in reliance on all of the provisions of the Credit Agreement and the other Loan Documents referred to therein, to provide a revolving credit facility up to Thirty Million ($30,000,000.00) Dollars (which revolving credit facility has been decreased pursuant to, inter alia, the Second Amendment (as decreased and amended, the "Revolving Credit"), pursuant to which Banks made various loans, advances and extensions of credit (including extensions of credit in the form of the issuance for the account of Borrower and/or other Company Affiliates of various letters of credit), which indebtedness is further evidenced by (i) a certain Revolving Credit Note dated as of March 30, 1998 in the principal sum of Twenty-Five Million ($25,000,000.00) Dollars (in respect of the Acquisition Facility) executed and delivered by Borrower to Agent for the rateable benefit of each of the Banks and (ii) a certain Revolving Credit Note dated as of March 30, 1998 in the principal sum of Five Million ($5,000,000.00) Dollars (in respect of the Working Capital Facility) executed and delivered by Borrower to Agent for the rateable benefit of each of the Banks (collectively, the "Revolving Credit Note").

     B. As collateral security for the Obligations (as defined in the Credit Agreement), pursuant to the terms and subject to the conditions set forth in (i) that certain Security and Pledge Agreement, dated as of March 30, 1998, executed and delivered by Company Affiliates to Agent, (ii) that certain Trademark Collateral Agreement, dated as of March 30, 1998, executed and delivered by Borrower to Agent and (iii) that certain Copyright Collateral Agreement, dated as of March 30, 1998, executed and delivered by Borrower to Agent (collectively, along with each of the instruments, agreements and documents referred to in such documents and the Chesterton Mortgage described below, the "Loan Documents"), Company Affiliates granted to Agent for the rateable benefit of Banks, and Agent holds liens on and security interests in, to and under all of Company Affiliates' respective existing and future goods, equipment, furniture, inventory, machinery, money, accounts, contracts, contract rights, general intangibles, fixtures, instruments, documents and chattel paper, whether now owned or hereafter acquired or arising, together with all replacements and substitutions therefor and additions thereto and cash and noncash proceeds thereof (the "Collateral").

     C. To induce Banks to enter into the Credit Agreement, establish the Revolving Credit and make various loans, advances and extensions of credit to or for the benefit of Company Affiliates, pursuant to the terms and subject to the conditions of that certain Surety Agreement dated as of March 30, 1998, by each Company Affiliate (other than Borrower) to Agent (the "Surety Agreement"), each such Company Affiliate guaranteed, as a surety, the Obligations.

     D. Prior to March 29, 1999, Borrower and the other Company Affiliates defaulted in their financing arrangements with Agent and Banks. A list of the defaults under the Credit Agreement and the other Loan Documents (collectively, the "Existing Defaults") is attached to this Amendment as Exhibit "A" and hereby made a part hereof. At the request of Company Affiliates, Agent and Banks executed and exchanged with Company Affiliates that certain Forbearance Agreement dated March 29, 1999 (the "First Forbearance Agreement"), pursuant to which Agent and Banks agreed to forbear from exercising their rights and remedies under the Loan Documents and applicable law. The First Forbearance Agreement terminated, with the Obligations remaining outstanding, and Company Affiliates again requested that Agent and Banks forbear from exercising their rights and remedies under the Loan Documents and applicable law, pending the refinancing by Company Affiliates of the Obligations and, solely as an accommodation to Company Affiliates, Agent and Banks executed and exchanged with Company Affiliates that certain Forbearance Agreement dated September 30, 1999 (the "Forbearance Agreement"), pursuant to which Agent and Banks agreed to continue to forbear from exercising their rights and remedies under the Loan Documents and applicable law in accordance with the terms of the Forbearance Agreement.

     E. Borrower and the other Company Affiliates have requested that Agent and Banks (i) consent to Company Affiliates issuing one or more convertible subordinated notes in the aggregate principal sum of Six Million ($6,000,000.00) Dollars to TDH III, L.P., Dime Capital Partners and Robert E. Drury (collectively, the "TDH Investors") (such subordinated indebtedness being hereinafter referred to as the "TDH Subordinated Indebtedness"), (ii) extend the Forbearance Period through June 30, 2000 and (iii) modify certain covenants set forth in the Forbearance Agreement. Agent and Banks agree to accommodate Company Affiliates' requests under the terms and subject to the conditions set forth in this Amendment.

     NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby further covenant and agree as follows:

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

SECTION 1. DEFINITIONS.

     1.1 Accounting Terms. All accounting terms not otherwise defined in this Amendment or the Forbearance Agreement shall have the meanings ascribed to such terms in accordance with GAAP.

     1.2 Capitalized Terms. All capitalized terms not otherwise defined in shall have the meanings ascribed to such terms in the Forbearance Agreement.

SECTION 2. AMENDMENT TO FORBEARANCE AGREEMENT.

     Under the terms and subject to the conditions set forth in this Amendment, the Forbearance Agreement is hereby amended as follows:

     2.1 Forbearance Period; Terminating Events. The Forbearance Period is hereby extended through the earlier of (i) June 30, 2000 or (ii) the date on which any Terminating Event occurs, and the "Forbearance Termination Date" is hereby amended to be such earlier date.

     2.2 Amortization of Obligations. Interest on the outstanding principal balance of the Obligations shall continue to be payable monthly, in arrears, on the first day of each month. The principal of the Obligations shall be payable in consecutive monthly installments as follows:

      Payment Date                  Amount of Payment
      ------------                  -----------------
      February 15, 2000             $50,000
      March 1, 2000                 $125,000
      April 1, 2000                 $150,000
      May 1, 2000                   $250,000
      June 1, 2000                  $300,000
      June 30, 2000                 All principal, interest, fees and
                                    reimbursable expenses in connection
                                    with the Obligations shall be paid
                                    and satisfied in full

In addition to the foregoing amortization, Banks shall receive a payment on account of the principal of the Obligations in the amount of Five Million ($5,000,000.00) Dollars on the earlier of the date of funding of the TDH Subordinated Indebtedness or February 15, 2000.

     2.3 Accommodations with Respect to Covenants.

          (A) Subsection 4.1(B) of the Forbearance Agreement is hereby deleted. Company Affiliates shall not longer be required to submit a monthly, written status report of activities undertaken by Blair; provided, however, that Agent and Banks hereby reserve the right, at their option, to require such data and information (financial or otherwise) as Agent and Banks may reasonably request including, without limitation, information as to the activities of Blair and others in connection with the sale of stock and/or assets of Company Affiliates.

          (B) Subsection 4.1(D)(2) is hereby deleted in its entirety and replaced with the following:

          Company Affiliates minimum stockholders equity, together with the TDH Subordinated Indebtedness, shall at all times be not less than Forty-Two Million ($42,000,000.00) Dollars, and shall increase by the amount of net income of Company Affiliates and investments in Company Affiliates, but shall not be reduced by losses incurred by Company Affiliates.

          (C) Subsection 4.1(D)(3) is hereby deleted in its entirety and replaced with the following:

          Capital Expenditures of Company Affiliates shall not exceed in the aggregate the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars for the calendar quarter ending March 31, 2000 and shall not exceed in the aggregate the sum of Five Hundred Thousand ($500,000.00) Dollars for the calendar quarter ending June 30, 2000, in each case determined on a non-cumulative basis.

          (D) Subsection 4.1(D)(6) is hereby deleted in its entirety and replaced with the following:

          Without the prior written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion, Company Affiliates shall not incur any additional indebtedness including, without limitation, "off-balance sheet" indebtedness in excess of the aggregate sum of Ten Thousand ($10,000.00) Dollars, except for (i) the TDH Subordinated Indebtedness, which TDH Subordinated Indebtedness shall be in the amount of Six Million ($6,000,000.00) Dollars, shall accrue interest at not more than nine (9%) percent per annum, with interest payable semi-annually, in arrears, commencing on or after July 1, 2000 and, so long as any part of the Obligations remain outstanding, no principal amortization (whether by voluntary prepayment, acceleration or otherwise). The TDH Subordinated Indebtedness shall otherwise be in form and substance satisfactory to Agent, Banks and their counsel, and (ii) a contingent indebtedness in the amount of up to Two Hundred Fifty Thousand ($250,000.00) Dollars in favor of TDH Investors in the event of the breakup of the TDH Subordinated Indebtedness and otherwise under the terms and subject to the conditions set forth in a certain Memorandum dated

          November 9, 1999 from Jim Buck and J.B. Doherty of TDH
          Investors to Andy Bacas and Mark Glassman of Company
          Affiliates and acceptable to Agent, Banks and their counsel.

     (E) Subsection 4.1(E) is hereby deleted in its entirety; provided, however, that nothing herein contained shall be deemed to impair the right of Agent and Banks after the occurrence of any Terminating Event to require the concentration or disposition of remittances (or other proceeds) on account of accounts receivable and other proceeds from the sale or other disposition of Collateral in such manner as Agent and Banks may determine in their sole and absolute discretion.

SECTION 3.        ADDITIONAL COVENANTS.

     3.1 In addition to all covenants set forth in the Loan Documents and the Forbearance Agreement, Company Affiliates covenant and agree with Agent and Banks that, so long as any of the Obligations remain unsatisfied and outstanding, they will comply with the following covenants:

          (A) On or before February 15, 2000, from the proceeds of the TDH Subordinated Indebtedness, Banks shall receive on account of the principal of the Obligations the sum of Five Million ($5,000,000.00) Dollars.

          (B) On or before February 15, 2000, Company Affiliates shall obtain and furnish to Agent and Banks a commitment for the refinancing of the Obligations in an amount not less than Fifteen Million ($15,000,000.00) Dollars (the "Refinancing Commitment"). The Refinancing Commitment shall be subject only to such terms, covenants, conditions and contingencies as Agent and Banks may accept in their sole and absolute discretion; provided, however, that the Refinancing Commitment may be subject to the financial institution issuing such commitment obtaining a participant to purchase and fund a participation interest in not less than Six Million ($6,000,000.00) Dollars of such Fifteen Million ($15,000,000.00) Dollar credit facility.

          (C) On or before May 15, 2000, Company Affiliates shall obtain and furnish to Bank a revised Refinancing Commitment for a Fifteen Million ($15,000,000.00) Dollar credit facility pursuant to which Company Affiliates will be able to refinance the Obligations on or before June 30, 1999. The revised Refinancing Commitment shall be in form and substance satisfactory to Agent, Banks and their counsel in their sole and absolute discretion. Without limiting the generality of the foregoing, the Refinancing Commitment may not be subject to the condition that the issuer of such commitment obtain a participant in such financing arrangements.

SECTION 4.        WARRANTIES AND REPRESENTATIONS.

     4.1 Reaffirmation of Warranties and Representations. Except as qualified in
Schedule 4.1 attached hereto and hereby made a part hereof, Company Affiliates hereby severally and collectively reaffirm and restate each of the warranties and representations set forth in the Credit

Agreement and the other Loan Documents as if each such warranty and representation were set forth at length herein.

     4.2 Additional Warranties and Representations. To induce Agent and Banks to enter into, in addition to the representations and warranties set forth in the Loan Documents and the other instruments, agreements and documents otherwise referred to herein, Company Affiliates severally and collectively represent and warrant to Agent and Banks that:

          (A) Each Company Affiliate has the corporate power, authority and capacity to enter into and perform its liabilities and obligations under and all related instruments, agreements and documents, and to incur the indebtedness herein and therein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of and related instruments, agreements and documents;

          (B) This Amendment is valid, binding and enforceable against Company Affiliates in accordance with its terms; and

          (C) No consent, approval or authorization of, or filing, registration or qualification with, any person or entity (including, without limitation, any shareholder or creditor of any Company Affiliates) is required to be obtained by any Company Affiliate in connection with the execution and delivery of or any related instrument, agreement or document, or undertaking or performance of any obligation hereunder or thereunder.

SECTION 5. CONDITIONS PRECEDENT.

     This Amendment is subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Banks and their counsel):

     5.1 Documents Required for Closing. Borrower shall have duly executed and/or delivered (or caused to be duly executed and/or delivered) to Banks the following:

          (A) A secretary's certificate (as of the date of this Amendment) attaching a copy of resolutions of each Company Affiliate's Board of Directors authorizing the execution, delivery and performance of this Amendment and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein and confirming that the articles or certificate of incorporation and by-laws of each Company Affiliate have not changed since last delivered to Agent;

          (B) A certificate (dated the date of) of each Company Affiliate's corporate secretary as to the incumbency and specimen signatures of the officers of Borrower executing and each other document to be executed and/or delivered pursuant hereto or thereto;

          (C) TDH Investors and Agent on behalf of Banks shall execute and exchange a subordination agreement in respect of the TDH Subordinated Indebtedness in form and substance satisfactory to Agent, Banks and their counsel;

          (D) Copies of all instruments, agreements and documents evidencing the TDH Subordinated Indebtedness;

          (E) In consideration of the agreement of Banks to continue to forbear pursuant to this Amendment, Company Affiliates shall pay to Agent for the ratable benefit of Banks a forbearance extension fee in the amount of Fifty Thousand ($50,000.00) Dollars (which fee shall be deemed part of the Obligations secured by the Collateral) upon execution and exchange of this Amendment; and

          (F) Such other instruments, agreements and documents as may be required by Banks and/or their counsel.

     5.2 No Terminating Event. No Terminating Event shall have occurred and be continuing.

SECTION 6. CONFIRMATION OF EXISTING INDEBTEDNESS AND RATIFICATION OF LOAN
           DOCUMENTS.

     6.1 Confirmation of Obligations. Company Affiliates hereby unconditionally acknowledge and confirm that: the unpaid principal indebtedness of Company Affiliates to Banks evidenced by the Loan Documents is as set forth on Exhibit "B"; interest on such principal obligations has been paid through the date(s) set forth on Exhibit B; and the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses is, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.

     6.2 Ratification of Financing Agreements. Company Affiliates hereby unconditionally ratify and confirm and reaffirm in all respect and without condition, all of the terms, covenants and conditions set forth in the Loan Documents and agree that they remain unconditionally liable to Banks in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all liens and security interests and pledges encumbering the Collateral created pursuant to and/or referred to in the Loan Documents continue unimpaired and in full force and effect, and secure and shall continue to secure all of the Obligations, as the same may be modified by the terms of . As part of the Collateral, each Obligor hereby reaffirms its prior grant and grants to Agent a lien on and a security interest in and to all of such Obligor's existing and future investment property.

SECTION 7. MISCELLANEOUS.

     7.1 Integrated Agreement. This Amendment and all of the instruments, agreements and documents executed and/or delivered in conjunction with shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Loan Documents. All such instruments, agreements and documents, and, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Agent's and Banks' rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of shall constitute an amendment thereto and shall govern and control.

     7.2 Release. In consideration of the accommodations being made available by Banks to or for the benefit of Company Affiliates under, including, without limitation, the continued forbearance on the part of Banks, Company Affiliates, for themselves and their respective heirs, personal representatives, agents, employees, successors and assigns, do hereby remise, release and forever discharge Agent, Banks and their respective agents, employees, representatives, officers, successors and assigns of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, including, without limitation, any of the foregoing arising out of or relating to the transactions described in, which against Agent, Banks or their respective agents, employees, representatives, officers, successors or assigns, or any of them, any Obligor has or hereafter can or may have for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date of; provided, however, that this provision shall not release claims resulting from acts of gross negligence or wilful misconduct of Banks.

     7.3 No Coercion. Company Affiliates hereby represent and warrant that they are fully aware of the terms set forth in and have voluntarily, and without coercion or duress of any kind, entered into intending to be legally bound by its terms.

     7.4 Banks Reliance. Company Affiliates expressly understand and further agree that Agent and Banks are relying on all terms, covenants, conditions, warranties and representations set forth in including, without limitation, Agent's and Banks' right to terminate the Forbearance Period at any time upon the occurrence of a Terminating Event, as a material inducement to Agent and Banks to enter into.

     7.5 Debit Authorization. Each Company Affiliate hereby irrevocably authorizes Agent and Banks to charge any deposit account of any Company Affiliate maintained at any Bank for all or any part of any amount due under the Loan Documents and including, without limitation, principal, interest, late charges, fees and expenses reimbursable to Agent and Banks (including reasonable legal fees) and the forbearance extension fee.

     7.6 Expenses of Agent and Banks. Company Affiliates will pay all expenses, including the reasonable fees and expenses of legal counsel for Agent and Banks, incurred in connection with the preparation, negotiation, administration, amendment, modification or enforcement of, the Credit Agreement, the other Loan Documents, the collection or attempted collection of the Obligations and Agent's and Banks' rights hereunder and under the instruments, agreements and documents referred to herein, and in any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

     7.7 Applicable Law. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.

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

     7.8 Jury Trial Waiver. COMPANY AFFILIATES HEREBY IRREVOCABLY WAIVE TRIAL BY JURY AND ANY RIGHT THERETO, AND CONSENT TO THE JURISDICTION OF THE COURTS OF PHILADELPHIA COUNTY, PENNSYLVANIA, AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION, OR TO THE LAYING OF THE VENUE IN SUCH COMMONWEALTH, AND FURTHER AGREE THAT SERVICE OF PROCESS MAY BE DULY EFFECTED UPON THEM BY SERVICE IN ACCORDANCE WITH THE PROVISIONS OF THE UNIFORM INTERSTATE AND INTERNATIONAL PROCEDURE ACT.

     7.9 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and exchanged as of the day and year first above written.

                                                IMAGEMAX, INC.
                                                IMAGEMAX OF INDIANA, INC.
                                                IMAGEMAX OF SOUTH CAROLINA, INC.
                                                IMAGEMAX OF TENNESSEE, INC.
                                                IMAGEMAX OF ARIZONA, INC.
                                                IMAGEMAX OF OHIO, INC.
                                                IMAGEMAX OF VIRGINIA, INC.
                                                AMMCORP ACQUISITION CORP.
Attest:                                         IMAGEMAX OF DELAWARE, INC.

By:                                  By: /s/ Andrew R. Bacas
    ------------------------------       ---------------------------------
    Name:                                Name: Andrew R. Bacas
    Title:                               Title: Acting CEO and Secretary
                (Corporate Seal)         Address: 1100 Hector Street
                                                  Suite 396
                                                  Conshohocken, PA 19428
                                                  Attn: President

                                         FIRST UNION NATIONAL BANK, successor
                                         by merger to CORESTATES BANK, N.A. for
                                         itself and as Agent

                                         By: /s/ unintelligible
                                             ---------------------------------
                                             Name:
                                             Title:
                                             Address: 123 S. Broad Street
                                                      Philadelphia, PA 19109

                           [Signature Lines Continued]

                                        With a copy to: Klehr, Harrison, Harvey,
                                                        Branzburg & Ellers LLP
                                                        260 S. Broad Street
                                                        Philadelphia, PA 19102

                                                        Attn: Donald M. Harrison
                                                              Richard S. Roisman

                                        COMMERCE BANK, N.A.


                                        By: /s/ Joseph Tommaro, Jr.
                                            ---------------------------------
                                            Name: Joseph Tommaro, Jr.
                                            Title: Assistant Vice President
                                            Address: 1701 Route 70 East
                                                     Cherry Hill, NJ 08034

                                    EXHIBIT A

                                Existing Defaults

                                    EXHIBIT B




Acquisition loan outstanding as of 2/15/00:

         Bank                                                     Amount
-------------------------                                     --------------
First Union National Bank                                     $ 9,780,000.00
Commerce Bank, NA                                             $ 4,890,000.00
                                                              --------------
         Total Outstanding:                                   $14,670,000.00


Working Capital loan outstanding as of 2/15/00:

         Bank                                                     Amount
-------------------------                                     --------------
First Union National Bank                                     $ 2,477,333.32
Commerce Bank, NA                                             $ 1,238,666.68
                                                              --------------
         Total Outstanding:                                   $ 3,716,000.00


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